UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_______________

FORM  8-K

CURRENT REPORT

Pursuant to Section  13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 5, 2007

TIME WARNER CABLE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33335	84-1496755
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

North Tower, One Time Warner Center, New York, New York 10019

(Address of principal executive offices)           (Zip Code)

Registrant’s telephone number, including area code: (212) 364-8200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 5, 2007, John K. Martin, Jr. gave Time Warner Cable Inc. (the “Company”) notice of his resignation as Executive Vice President and Chief Financial Officer of the Company, effective December 31, 2007.

On November 5, 2007, the Company’s Board of Directors elected Robert D. Marcus to the position of Senior Executive Vice President and Chief Financial Officer of the Company, effective January 1, 2008.

Mr. Marcus, age 42, joined the Company as Senior Executive Vice President in August 2005, with a broad portfolio of responsibilities, including oversight of the Company’s mergers and acquisitions, programming, legal, human resources and business affairs functions. Prior to joining the Company, Mr. Marcus served as Senior Vice President, Mergers and Acquisitions at Time Warner Inc. from 2002. Mr. Marcus joined Time Warner Inc. in 1998 as Vice President of Mergers and Acquisitions. Time Warner Inc. currently owns approximately 84.0% of the common stock of the Company (representing a 90.6% voting interest) and consolidates the Company’s financial results.

A copy of the Company’s press release dated November 6, 2007, announcing Mr. Martin’s resignation and Mr. Marcus’ appointment, is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibits.

                     99.1       Press Release dated November 6, 2007 issued by Time Warner Cable Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIME WARNER CABLE INC.

By:	/s/ Marc Lawrence-Apfelbaum
Name:	Marc Lawrence-Apfelbaum
Title:	Executive Vice President,

General Counsel and Secretary

Date:	November 8, 2007

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release dated November 6, 2007 issued by Time Warner
Cable Inc.